UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Eyegate Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0443284
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, Massachusetts	02452
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-197725

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.01 per share

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock of Eyegate Pharmaceuticals, Inc. (the “Registrant”), par value $0.01 per share, to be registered hereunder set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-197725) as originally filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2014, including any subsequent amendments thereto (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which prospectus will constitute a part of the Form S-1, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit Number	Description of Exhibit
3.1(1)	Fourth Amended and Restated Certificate of Incorporation of the Registrant, dated as of December 8, 2009, Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of the Registrant, dated as of June 15, 2010, Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of the Registrant, dated as of December 29, 2010, and Certificate of Third Amendment to Fourth Amended and Restated Certificate of Incorporation of the Registrant, dated as of June 17, 2014.
3.2(1)	By-laws of the Registrant.
3.3(2)	Form of Restated Certificate of Incorporation of the Registrant (to be effective upon the closing of the offering contemplated pursuant to the Form S-1).
3.4(1)	Form of Amended and Restated Bylaws of the Registrant (to be effective upon the closing of the offering contemplated pursuant to the Form S-1).
3.5(3)	Certificate of Fourth Amendment to Fourth Amended and Restated Certificate of Incorporation of the Registrant.

(1) Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1, filed with the Commission on July 30, 2014.

(2) Previously filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on September 12, 2014.

(3) Previously filed as an exhibit to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on September 29, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 5, 2015

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer